Exhibit (a)(1)(C)

LETTER TO CLIENTS

OFFER TO EXCHANGE

Up to 200,000,000 Shares of Common Stock for

Outstanding Depositary Shares Representing Interests in the Series of Preferred Stock Described Below

Pursuant to the Offer to Exchange dated May 28, 2009

THE EXCHANGE OFFER (AS DEFINED BELOW) AND RELATED WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JUNE 24, 2009, UNLESS EXTENDED OR TERMINATED BY BANK OF AMERICA CORPORATION (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”).

To Our Clients:

We are enclosing herewith the documents listed below relating to the offer by Bank of America Corporation (“Bank of America” or the “Company”) to exchange up to 200,000,000 shares (the “Maximum Aggregate Consideration”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for outstanding depositary shares (the “Depositary Shares”), representing fractional interests in shares of the series of the Company’s preferred stock (the “Preferred Stock”) listed in the table below (the “Exchange Offer”). If the aggregate number of shares of Common Stock issuable in exchange for Depositary Shares that are validly tendered and not properly withdrawn as of the Expiration Date exceeds the Maximum Aggregate Consideration, the Company will accept for exchange that number of Depositary Shares that does not result in a number of shares of Common Stock being issued in the Exchange Offer in excess of the Maximum Aggregate Consideration. In that event, the Depositary Shares will be accepted for exchange in accordance with the acceptance priority levels specified in the table below (in numerical priority order) and may be subject to proration, as described in the Offer to Exchange. The value of the Common Stock offered in exchange for each Depositary Share (based on the Common Stock Average Price, determined as provided in the Offer to Exchange) will be equal to the applicable consideration per Depositary Share specified in the table below, and the number of shares of Common Stock issuable in exchange for each Depositary Share that this value represents will be equal to the applicable consideration per Depositary Share, divided by the Common Stock Average Price. The terms and conditions of the Exchange Offer are set forth in the Offer to Exchange (as amended or supplemented, the “Offer to Exchange”) and the accompanying Letter of Transmittal (as amended or supplemented, the “Letter of Transmittal”).

Acceptance Priority Level	CUSIP No. of Depositary Shares	Series of Preferred Stock Represented by Depositary Shares	NYSE Ticker Symbol	Aggregate Liquidation Preference Outstanding	Liquidation Preference per Depositary Share	Consideration per Depositary Share
1	060505815	Floating Rate Non-Cumulative Preferred Stock, Series E (“Series E Preferred Stock”)	BAC PrE	$2,025,000,000	$25	$16.25
2	060505583	Floating Rate Non-Cumulative Preferred Stock, Series 5 (“Series 5 Preferred Stock”)	BML PrL	$1,500,000,000	$25	$16.25
3	060505633	Floating Rate Non-Cumulative Preferred Stock, Series 1 (“Series 1 Preferred Stock”)	BML PrG	$630,000,000	$25	$15.00
4	060505625	Floating Rate Non-Cumulative Preferred Stock, Series 2 (“Series 2 Preferred Stock”)	BML PrH	$1,110,000,000	$25	$15.00
5	060505617	6.375% Non-Cumulative Preferred Stock, Series 3 (“Series 3 Preferred Stock”)	BML PrI	$810,000,000	$25	$17.00
6	060505740	6.625% Non-Cumulative Preferred Stock, Series I (“Series I Preferred Stock”)	BAC PrI	$550,000,000	$25	$17.50
7	060505724	7.25% Non-Cumulative Preferred Stock, Series J (“Series J Preferred Stock”)	BAC PrJ	$1,035,000,000	$25	$18.75
8	060505765	8.20% Non-Cumulative Preferred Stock, Series H (“Series H Preferred Stock”)	BAC PrH	$2,925,000,000	$25	$20.50
9	060505559	8.625% Non-Cumulative Preferred Stock, Series 8 (“Series 8 Preferred Stock”)	BML PrQ	$2,673,000,000	$25	$21.00

Certain terms used but not defined herein have the meanings assigned to them in the Offer to Exchange.

Only Depositary Shares validly tendered and not properly withdrawn prior to the Expiration Date, which is 12:00 midnight, New York City time, on June 24, 2009, unless extended, will be accepted for exchange.

For your information, enclosed herewith are copies of the following documents:

1.	Offer to Exchange; and

2.	Letter of Transmittal (together with accompanying Substitute Form W-9 and related Guidelines).

The Exchange Offer is subject to certain conditions. Please see the section of the Offer to Exchange entitled “The Exchange Offer—Conditions to the Exchange Offer.”

Bank of America will not pay any fee, commission or expense to any broker or dealer or to any other persons (other than to the Exchange Agent and the Information Agent) in connection with the solicitation of tenders of the Depositary Shares pursuant to the Exchange Offer. Bank of America will not pay or cause to be paid any transfer taxes payable on the transfer of the Depositary Shares to Bank of America, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

We are the holder of your Depositary Shares through our account with The Depository Trust Company (“DTC”). A tender of Depositary Shares can be made only by us as a DTC participant and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Depositary Shares held by us for your account.

We request instructions as to whether you wish to tender any or all of the Depositary Shares held by us through our DTC account pursuant to the terms and conditions set forth in the Offer to Exchange and the Letter of Transmittal.

We urge you to read the Offer to Exchange, including the documents incorporated by reference therein, and the Letter of Transmittal carefully before instructing us to tender your Depositary Shares. You may use the attached form to give your instructions.

PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE OR CONTACT YOUR REPRESENTATIVE WITH INSTRUCTIONS TO PERMIT US TO TENDER YOUR DEPOSITARY SHARES PRIOR TO THE EXPIRATION DATE.

INSTRUCTIONS TO THE DEPOSITORY TRUST COMPANY PARTICIPANT

TO TENDER DEPOSITARY SHARES

To The Depository Trust Company Participant:

The undersigned hereby acknowledges receipt of the Offer to Exchange, dated May 28, 2009 (the “Offer to Exchange”) of Bank of America Corporation (“Bank of America” or the “Company”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”), which together set forth the terms and conditions of the offer by Bank of America to exchange up to 200,000,000 shares (the “Maximum Aggregate Consideration”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for outstanding depositary shares (the “Depositary Shares”), representing fractional interests in shares of the series of the Company’s preferred stock (the “Preferred Stock”) listed in the table below (the “Exchange Offer”). If the aggregate number of shares of Common Stock issuable in exchange for Depositary Shares that are validly tendered and not properly withdrawn as of the Expiration Date exceeds the Maximum Aggregate Consideration, the Company will accept for exchange that number of Depositary Shares that does not result in a number of shares of Common Stock being issued in the Exchange Offer in excess of the Maximum Aggregate Consideration. In that event, the Depositary Shares will be accepted for exchange in accordance with the acceptance priority levels specified in the table below (in numerical priority order) and may be subject to proration, as described in the Offer to Exchange. The value of the Common Stock offered in exchange for each Depositary Share (based on the Common Stock Average Price, determined as provided in the Offer to Exchange) will be equal to the applicable consideration per Depositary Share specified in the table below, and the number of shares of Common Stock issuable in exchange for each Depositary Share that this value represents will be equal to the applicable consideration per Depositary Share, divided by the Common Stock Average Price.

Acceptance Priority Level	CUSIP No. of Depositary Shares	Series of Preferred Stock Represented by Depositary Shares	NYSE Ticker Symbol	Aggregate Liquidation Preference Outstanding	Liquidation Preference per Depositary Share	Consideration per Depositary Share
1	060505815	Floating Rate Non-Cumulative Preferred Stock, Series E (“Series E Preferred Stock”)	BAC PrE	$2,025,000,000	$25	$16.25
2	060505583	Floating Rate Non-Cumulative Preferred Stock, Series 5 (“Series 5 Preferred Stock”)	BML PrL	$1,500,000,000	$25	$16.25
3	060505633	Floating Rate Non-Cumulative Preferred Stock, Series 1 (“Series 1 Preferred Stock”)	BML PrG	$630,000,000	$25	$15.00
4	060505625	Floating Rate Non-Cumulative Preferred Stock, Series 2 (“Series 2 Preferred Stock”)	BML PrH	$1,110,000,000	$25	$15.00
5	060505617	6.375% Non-Cumulative Preferred Stock, Series 3 (“Series 3 Preferred Stock”)	BML PrI	$810,000,000	$25	$17.00
6	060505740	6.625% Non-Cumulative Preferred Stock, Series I (“Series I Preferred Stock”)	BAC PrI	$550,000,000	$25	$17.50
7	060505724	7.25% Non-Cumulative Preferred Stock, Series J (“Series J Preferred Stock”)	BAC PrJ	$1,035,000,000	$25	$18.75
8	060505765	8.20% Non-Cumulative Preferred Stock, Series H (“Series H Preferred Stock”)	BAC PrH	$2,925,000,000	$25	$20.50
9	060505559	8.625% Non-Cumulative Preferred Stock, Series 8 (“Series 8 Preferred Stock”)	BML PrQ	$2,673,000,000	$25	$21.00

This will instruct you as to the action to be taken by you, for the account of the undersigned, relating to the Exchange Offer.

With respect to Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER the following Depositary Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Exchange and Letter of Transmittal (insert number of Depositary Shares to be tendered, if any).

Title of Preferred Stock Representing Depositary Shares to be Tendered	Total Number of Depositary Shares Held by You Through Your Account with DTC	Number of Depositary Shares to be Tendered
Floating Rate Non-Cumulative Preferred Stock, Series E (“Series E Preferred Stock”)
Floating Rate Non-Cumulative Preferred Stock, Series 5 (“Series 5 Preferred Stock”)
Floating Rate Non-Cumulative Preferred Stock, Series 1 (“Series 1 Preferred Stock”)
Floating Rate Non-Cumulative Preferred Stock, Series 2 (“Series 2 Preferred Stock”)
6.375% Non-Cumulative Preferred Stock, Series 3 (“Series 3 Preferred Stock”)
6.625% Non-Cumulative Preferred Stock, Series I (“Series I Preferred Stock”)
7.25% Non-Cumulative Preferred Stock, Series J (“Series J Preferred Stock”)
8.20% Non-Cumulative Preferred Stock, Series H (“Series H Preferred Stock”)
8.625% Non-Cumulative Preferred Stock, Series 8 (“Series 8 Preferred Stock”)

☐	NOT to TENDER any of the Depositary Shares held by you for the account of the undersigned.

Dated:                     , 2009

Signature(s):*

Print Name(s) here:*

Print Address(es):*

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

My account number with you:

*	If Depositary Shares are beneficially owned by two or more beneficial owners, all such owners must sign.